     As filed with the Securities and Exchange Commission on May 2, 1997

                                                   Registration No. ____________
 _______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         The Sports Club Company, Inc.
             (Exact name of Registrant as Specified in Its Charter)

            Delaware                                            95-4479735
  ----------------------------                               ----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                      11100 Santa Monica Blvd., Suite 300
                          Los Angeles, California 90025
                    (Address of Principal Executive Offices)

           The Sports Club Company, Inc. 1994 Stock Compensation Plan
             The Sports Club Company, Inc.1994 Stock Incentive Plan
                            (Full Title of the Plan)

                                D. Michael Talla
                            Chief Executive Officer
                         The Sports Club Company, Inc.
                      11100 Santa Monica Blvd., Suite 300
                         Los Angeles, California 90025
                    (Name and Address of Agent For Service)

                                 (310) 479-5200
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                          Joseph P. Bartlett, Esquire
                     Kinsella Boesch Fujikawa & Towle, LLP
                      1901 Avenue of the Stars, 7th Floor
                         Los Angeles, California 90067
                                 (310) 201-2032


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------

      Title of each                                      Proposed Maximum              Proposed Maximum              Amount of
   class of Securities          Amount to be              Offering Price              Aggregate Offering           Registration
     to be registered            registered                 Per Share                        Price                      Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value                 1,050,000 (1)               $4.25 (2)                   $3,940,850 (2)               $1,194.20

(1) Maximum number of shares issuable under The Sports Club Company, Inc. 1994 Stock Incentive Plan (1,000,000 shares), and 1994 Stock Compensation Plan (50,000 shares) as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.

(2) Under Rule 457(h) the registration fee for securities to be issued pursuant to an employee benefit plan may be calculated, inter alia, based upon the price at which the options may be exercised. 1,050,000 shares are being registered hereby, of which 547,500 are under option at a weighted average exercise price of $3.30 per share ($1,805,225 in the aggregate). The remainder of such shares, which are not presently subject to option (502,500 shares), are being registered based upon the closing price of the Common Stock of the Registrant as reported on the American Stock Exchange on April 25, 1997 of $4.25 per share ($2,135,625 in the aggregate). Therefore, the total amount of the offering being registered herein is $3,950,850.

EXPLANATORY NOTE

       This Registration Statement contains two parts: the first part contains a Prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers re-offers and re-sales by the Selling Shareholders described in the Prospectus of shares of Common Stock of the Registrant issued or to be issued pursuant to the Registrant's 1994 Stock Incentive Plan and 1994 Stock Compensation Plan.

       The second part contains information required in the Registration Statement pursuant to Form S-8.

FORM S-3
Reoffer
Prospectus                    1,050,000 Shares
-----------

                           _________________________

                         The Sports Club Company, Inc.

                           _________________________

                                  COMMON STOCK
                          (Par Value $0.01 Per Share)

                           _________________________


       This Prospectus is being used in connection with the offering, from time to time, by certain shareholders (the "Selling Shareholders") of The Sports Club Company, Inc. (the "Company"), of up to 1,050,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company which have been or may be acquired pursuant to the Company's 1994 Stock Incentive Plan (the "Incentive Plan") and 1994 Stock Compensation Plan (the "Compensation Plan"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders in connection with the sale of the Shares will be borne by them. The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Shareholders of any of the Shares.

       The issued and outstanding Common Stock of the Company is listed on the American Stock Exchange ("ASE"). Shares of Common Stock which may be issued pursuant to the Incentive Plan and the Compensation Plan (collectively, the "Plans") will also be listed on the ASE. On April 25, 1997, the closing price of the Common Stock on the ASE was $4.25 per Share. The Shares may be offered by or for the account of the Selling Shareholders, from time to time, on the ASE or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchaser of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealer acquiring Shares from a Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, or through a combination of such methods. See "Selling Shareholders" and "Plan of Distribution."

       FOR INFORMATION CONCERNING THE COMPANY'S CURRENT FINANCIAL POSITION AND OTHER IMPORTANT FACTORS, SEE "RISK FACTORS" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

       THE PURCHASE OF SECURITIES BEING OFFERED HEREBY IS SUBJECT TO CERTAIN MATERIAL RISKS. SEE "RISK FACTORS" AT PAGES 6 THROUGH 9 OF THIS PROSPECTUS.


______________________________________________________________________________

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.         ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.
______________________________________________________________________________

                 The date of this Prospectus is April 25, 1997.

       No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS



DESCRIPTION                                                   PAGE NO.
Available Information                                                3
Incorporation of Certain Documents by Reference                      3
Recent Developments                                                  4
The Company                                                          5
Risk Factors                                                         6
Use of Proceeds                                                     10
Selling Shareholders                                                10
Plan of Distribution                                                10
Indemnification of Officers and Directors                           11
Experts                                                             12
Legal Matters                                                       12

                             AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: the Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be inspected at the ASE or obtained by written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Company's main office at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California, 90025 and the Company's reports and proxy statements may be inspected at such offices. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

       A registration statement on Form S-8, together with all amendments, exhibits and documents incorporated therein by reference (the "Registration Statement"), has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements in this Prospectus as to the contents of exhibits are not necessarily complete, and each statement is qualified in all respects by reference to the copies of documents filed or incorporated by reference as exhibits to the Registration Statement or otherwise filed with the Commission. See also "Incorporation of Certain Documents by Reference."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents (or parts thereof) filed with the Commission by the Company are incorporated by reference in this Prospectus:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Commission on March 31, 1997 (Commission File No. 1-13290).

       (b) The description of the Company's securities contained in the Company's Registration Statement on Form S-1, declared effective by the Commission on October 13, 1994 (Commission File No. 33-79552).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company shall furnish without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, copies of any or all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such documents should be directed to Investor Relations, The Sports Club Company, Inc, 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California, 90025 telephone (310) 479-5200.

                                  THE COMPANY


       The Sports Club Company, Inc. (the "Company") which is recognized as a leading developer and operator of sports and fitness clubs, operates sports and fitness clubs ("Clubs") under the names the "Sports Club," and the "Spectrum Club". The Company was incorporated in 1994 and acquired the Spectrum Clubs and Sports Connections from a group of affiliated entities (the "Predecessors") controlled by the Company's Chairman of the Board and largest shareholder, D. Michael Talla. The Sports Club/LA and The Sports Club/Irvine were acquired in October 1994. The Reebok Sports Club/NY, in which the Company currently owns a
50.1 % interest, was opened in April 1995. The Company has entered into an agreement to acquire an additional interest in this Club. The Company owns interests in eight Clubs, three of which are Sports Clubs, and five of which are Spectrum Clubs. Seven of the Clubs are located in Southern California with the remaining club, the Reebok Sports Club/NY, located in New York City. As of February 28, 1997, there were 45,684 members of the Sports Clubs and the Spectrum Clubs. The Company has two clubs under development in Valencia, California and Houston, Texas.

       The two types of Clubs operated by the Company are differentiated primarily by the level of amenities and services provided, diversity of facilities available and fees charged for services. The Sports Clubs have been developed as "urban country clubs" offering a full range of services and amenities, and are marketed primarily to affluent, health conscious individuals. The Spectrum Clubs are designed as smaller-scale Sports Clubs. The marketing focus of the Spectrum Clubs is directed primarily to professionals and the range of services and fitness options offered at these Clubs is more limited than at the Sports Clubs.

       The Company's strategy is to respond to the public's demand for facilities offering a wide variety of sports, fitness and social activities. The Company's primary objectives are to develop and acquire multi-amenity facilities complementary to the existing Clubs and to develop and implement new programs at existing Clubs to maintain and expand membership. The Company believes that the sports and fitness club industry is highly fragmented, with a predominance of smaller owner/operators at the lower end of the market, and that significant opportunities exist for the Company to acquire and operate multi-amenity sports and fitness clubs under both The Sports Club and the Spectrum Club name and concept.

       The Company intends to expand further The Sports Club name and concept through the development of new facilities or the acquisition and conversion of existing facilities in selected metropolitan areas where a sufficient potential membership base exists to support a 100,000 square foot or larger facility. To expand further the Spectrum Club name and concept, the Company expects to develop and acquire suitable facilities located in or adjacent to metropolitan areas either near a Sports Club or in areas where the potential membership base is significant but will not support a Sports Club facility. The Company intends to develop and acquire clubs in locations which are in or adjacent to large metropolitan areas both within and outside of California.

       The Company was organized in Delaware in January 1994. Its executive officers are located at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025, and its telephone number is 310-479-5200.

                                  RISK FACTORS

       Prospective investors should consider, among other things, the following factors in connection with a decision to purchase the Common Stock offered hereby.

ATTRACTION AND RETENTION OF MEMBERS

       The profitability of the Club is dependent on the Company's ability to attract and maintain its membership levels at these Clubs, and there can be no assurance that it will be successful in these efforts, or that the membership levels at one or more of its Clubs will not decline. There are numerous factors that could lead to a decline in membership levels or that could prevent the Company from increasing its membership at newer Clubs (at which membership is generally not yet at a mature level), including the public image of the Clubs, the ability of the Clubs to deliver quality service at a competitive cost, the presence of direct and indirect competition in the areas in which the Clubs are located, the public's interest in sports and fitness clubs and general economic conditions. As a result of these factors, there can be no assurance that the Clubs' membership levels will be adequate to maintain or permit the expansion of their operations.

DEVELOPMENT AND ACQUISITION OF ADDITIONAL CLUBS; RISKS OF CONSTRUCTION DELAYS

       The Company intends to develop, own and operate additional clubs under both the Spectrum Club and The Sports Club names in selected locations in and adjacent to large metropolitan areas both within and outside the state of California. In addition, the Company intends to acquire existing facilities and convert them to clubs operating under The Sports Club and the Spectrum Club names in order to expand operations. A primary component of the Company's strategy is to expand Club operations to other geographical locations outside of Southern California. The successful development and acquisition of new Clubs will depend on various factors, including the availability of suitable sites for Clubs, the ability of the Company to successfully negotiate lease and other contracts for new Clubs and to meet construction schedules and budgets, the degree to which potential members outside of Southern California are receptive to The Sports Club and the Spectrum Club concepts, and the extent to which new Clubs otherwise perform in accordance with expectations. As a result of the foregoing, there can be no assurance that the Company will be able to develop or otherwise acquire sports and fitness facilities in areas into which it wishes to expand, or that, even if such expansion should occur, it will be profitable for the Company.

NEED FOR ADDITIONAL FINANCING

       Expansion of the Company's sports and fitness club operations will require substantial amounts of capital. The availability of additional financing may affect the Company's ability to develop or acquire new Clubs.
The Company may use credit facilities and/or equipment financing obtained from a lending institution or other means of financing. Moreover, the Company may consider entering into joint venture and partnership agreements for the purpose of developing new clubs. There can be no assurance that funds for such expansion, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to the Company. The Company's future growth may be limited if it is unable to complete either the development or acquisition of new clubs due to a lack of available funds.

DEPENDENCE ON SINGLE GEOGRAPHIC AREA; ECONOMIC DIFFICULTIES IN SOUTHERN CALIFORNIA; RISK OF UNINSURED LOSS

       Although the Company is in the process of developing a Sports Club in Houston, Texas, currently all operating Clubs other than the Reebok/Sports Club/NY are located in Southern California and thus the performance of the Company will be particularly influenced by developments in this market area. Further, the Northridge earthquake in January 1994, which caused extensive damage to The Sports Club/LA, underscores the risks associated with such locations. Although The Sports Clubs are insured against such losses, there can be no assurance that such insurance proceeds will adequately compensate for all economic consequences of an earthquake. The Clubs are covered by comprehensive casualty and liability insurance and, with respect to certain Clubs, earthquake and business interruption insurance. The Company believes that the specifications and limits of its insurance policies are in accordance with industry standards. There are, however, certain types of losses which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in a particular Club or Clubs and its anticipated profits from such Club or Clubs. Such events thus could materially adversely affect the Company and its operations.

RISKS INVOLVED IN DEVELOPMENT ACTIVITIES THROUGH PARTNERSHIPS AND JOINT
VENTURES

       The Company owns interests in the Spectrum Club/Manhattan Beach and the Reebok-Sports Club/NY in partnership with unaffiliated investors, and may enter into similar partnership or joint venture arrangements in the future. Partnership and joint venture developments may, under certain circumstances, present certain risks to the Company, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might have economic or other business interests or goals that are inconsistent with the interests or goals of the Company, and that such partners or co-venturers may be in a position to take actions contrary to the instructions or requests of the Company or contrary to the Company's policies or objectives. Such developments have the risk of delay or impasse on decisions regarding the jointly held business, which may prevent the Company from making business decisions that would be in its best interest. These risks are heightened in situations (such as the Spectrum Club/Manhattan Beach and the Reebok Sports Club/NY) where the Company's partners may, under certain circumstances, have the right to assert control over the day-to-day operations of the Clubs.

COMPETITION; LIMITATIONS ON DEVELOPMENT OF CERTAIN CLUBS

       The sports and fitness industry is highly competitive at the lower end of the market and less competitive at the higher levels that cater to a more sophisticated and affluent membership base. Although still a fragmented industry, certain of the Company's competitors are significantly larger and have greater financial and operating resources than the Company. In addition, a number of individual and regional operators compete with the Company throughout the Company's existing and targeted markets. Many of these clubs attract the same types of members that the Spectrum Clubs and The Sports Clubs are targeting. The Company also competes with recreational facilities established by governments and businesses, the YMCA and YWCA, country clubs and weight-reducing salons, as well as products and services that can be used in the home. As the general public becomes increasingly aware of the benefits of regular exercise, it is anticipated that additional sports and fitness businesses will emerge to compete with established operators like the Company, some of which may be larger and have greater financial and operating resources than the Company.


ABSENCE OF DIVIDENDS

       The Company does not anticipate paying any cash dividends on its capital stock in the foreseeable future.

DEPENDENCE UPON KEY PERSONNEL AND EXPERIENCED MANAGEMENT

       The Company is dependent upon the efforts and skills of D. Michael Talla and Nanette Pattee Francini and its other executive officers, who have substantial experience in the sports and fitness club industry. The loss of one or more officers could have a material adverse impact on the Company's operations. In addition, the development and expansion of the Company's business will require additional experienced management and operations personnel. While the Company believes that it will be able to attract qualified employees to manage and operate the Company's current and prospective Clubs, no assurance can be given that such employees will be available to, or can be retained by, the Company.

CONCENTRATION OF OWNERSHIP

       D. Michael Talla owns and/or has voting control over approximately 42.4% of the Company's Common Stock. See "Selling Stockholders." As a result, Mr. Talla will likely be in a position to select all of the members of the Company's Board of Directors, to increase the Company's authorized capital stock, to cause the dissolution of the Company or the merger of the Company with another entity, and to control the outcome of all other matters requiring stockholder approval, including significant corporate transactions. The exercise of such control could delay or preclude the possibility of a takeover of, or a change of control involving, the Company, which could adversely affect the market price of the Company's Common Stock.

CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS AND EFFECTS OF DELAWARE LAW

       The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which may have the effect of deterring hostile takeovers or delaying changes in control of the Company. In addition, the Board of Directors has authority to issue up to 1,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. Furthermore, certain provisions of Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

                                USE OF PROCEEDS

       The Shares which may be sold under this Prospectus will be sold for the respective accounts of each of the Selling Shareholders. Accordingly, the Company will not realize any proceeds from the sale of the Shares. The Company, however, will receive proceeds (in an amount that cannot be determined at this time) from the sale of Shares pursuant to the Incentive Plan. Such proceeds will be available to the Company for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of such Shares will be sold. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

       Shares to be sold pursuant to this Prospectus shall be Shares acquired under the Plans by officers, directors and other affiliates of the Company. The following table sets forth (i) the name of each Selling Shareholder, (ii) the nature of any position, office, or other material relationship which each such Selling Shareholder has had with the Company or any of its affiliates within the last three (3) years, (iii) the number of Shares and the percentage owned by each such Selling Shareholder, (iv) the number of Shares offered for each Selling Shareholder's account, and (v) the number of Shares and the percentage owned by each such Selling Shareholder after completion of the offering, assuming that all Shares offered pursuant to this Prospectus are sold.

                                          Number and                                           Number and
                                          Percentage                                         Percentage of
                                           of Shares              Number of Shares            Shares Owned
Selling            Relationship to        Owned Prior            Offered for Selling         Giving Effect
Shareholder          the Company          to Offering           Shareholder's Account         to Offering
-----------          -----------          -----------           ---------------------         -----------

[TO BE COMPLETED PURSUANT TO RULE 424(B)]

                              PLAN OF DISTRIBUTION

        The sales of the Shares by the Selling Shareholders may be effected, from time to time, on the ASE or on any stock exchange on which the Shares may be listed at the time of sale, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Shareholders and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit realized on the resale of Shares as principals might be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer acquiring Shares from a Selling Shareholder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the ASE, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

        The Company has advised the Selling Shareholders that anti-manipulative rules contained in Regulation M promulgated under the Exchange Act may apply to their sales in the market. The Company has furnished the Selling Shareholders with copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resales of the Shares. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

        Upon the Company's being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s), did not conduct any investigation to verify the information set out in this Prospectus.

        Any Shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

        There can be no assurance that the Selling Shareholders will sell all or even any of the Shares which may be offered by them or any of them hereunder.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

        The Company's Certificate of Incorporation and Bylaws and Delaware law provide for the indemnification of the Company's officers and directors in certain circumstances.

        Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended, may be permitted to directors, officers, or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

        The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KMPG Peat Marwick LLP., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

        The validity of the Common Stock offered hereby will be passed upon for the Company by Kinsella, Boesch, Fujikawa & Towle, 1901 Avenue of the Stars, 7th Floor, Los Angeles, California.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        *Documents containing the information required by Part I of this Registration Statement will be sent or given to each optionee in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Sports Club Company, Inc. (the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Registrant filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The following documents are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Commission on March 31, 1997 (Commission File No. 1-13290).

        (b) The description of the Registrant's securities contained in the Registrant's Registration Statement on Form S-1, declared effective by the Commission on October 13, 1994 (Commission File No. 33-79552).

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all of the Shares offered hereby have been sold, or deregistering all of the Shares that, at the time of such post-effective amendment, remain unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein which is deemed to be modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation includes provisions which limit the liability of its directors. As permitted by applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to the Registrant or its stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the Registrant or its stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to the Registrant or its stockholders, or that show a reckless disregard for duty to the Registrant or its stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Registrant or its stockholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of Delaware Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        The Registrant's Bylaws authorize the Registrant to indemnify its directors and officers to the full extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary under Delaware Law, and the Registrant anticipates entering into indemnification agreements (the "Indemnification Agreements") with its directors providing such indemnity. The Indemnification Agreements will constitute binding agreements between the Registrant and each of the other parties thereto, and thus will prevent the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to an Indemnification Agreement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Prior to the date of filing of this Registration Statement, the Registrant issued 8,000 shares to its directors as compensation for their service on the Board of Directors of the Registrant, pursuant to the 1994 Stock Compensation Plan. These shares were issued in reliance on the exemption provided by Section 4(1) of the Securities Act of 1933.

ITEM 8. EXHIBITS

        For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9. UNDERTAKINGS

        1.       The undersigned Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California, on April 25, 1997.

                                        THE SPORTS CLUB COMPANY, INC.


                                        By: /s/ D. Michael Talla
                                           -----------------------------------
                                               D. Michael Talla
                                               Chairman of the Board
                                               Chief Executive Officer
                                               (Duly Authorized Representative)


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                              Title                                         Date
----------                              -----                                         ----
/s/ D. Michael Talla                    Chairman of the Board                         April 25, 1997
-------------------------------         Chief Executive
    D. Michael Talla                    (Principal Executive Officer)

/s/ John M. Gibbons                     President, Chief Operating Officer            April 25, 1997
-------------------------------         and a Director
    John M. Gibbons

/s/ Nanette Pattee Francini             Executive Vice President,                     April 25, 1997
-------------------------------         Secretary and a Director
    Nanette Pattee Francini

/s/ Timothy M. O'Brien                  Chief Financial Officer                       April 25, 1997
-------------------------------         (Principal Financial and Accounting
    Timothy M. O'Brien                  Officer)

/s/ Rex A Licklider                     Vice Chairman of the Board                    April 25, 1997
-------------------------------
    Rex A. Licklider

/s/ Andrew L. Turner                    Director                                      April 25, 1997
-------------------------------
    Andrew L. Turner

/s/ Dennison Veru                       Director                                      April 25, 1997
-------------------------------
    Dennison Veru

                               POWER OF ATTORNEY

        The undersigned director, officer and/or selling stockholder of THE SPORTS CLUB COMPANY (the "Company"), does hereby constitute and appoint D. Michael Talla, John M. Gibbons and Timothy M. O'Brien, and each of them, with full power of substitution and resubstitution, as his true and lawful attorney(s) to do any and all things, and to execute any and all instruments, which said attorney(s) and agent(s) may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 to be filed for such registration, and any and all amendments (including post-effective amendments) thereto whenever filed.

Signatures                              Title                                         Date
----------                              -----                                         ----
/s/ D. Michael Talla                    Chairman of the Board                         April 25, 1997
-------------------------------         Chief Executive
D. Michael Talla                        (Principal Executive Officer)

/s/ John M. Gibbons                     President, Chief Operating Officer            April 25, 1997
-------------------------------         and a Director
John M. Gibbons

/s/ Nanette Pattee Francini             Executive Vice President,                     April 25, 1997
-------------------------------         Secretary and a Director
Nanette Pattee Francini

/s/ Timothy M. O'Brien                  Chief Financial Officer                       April 25, 1997
-------------------------------         (Principal Financial and Accounting
Timothy M. O'Brien                      Officer)

/s/ Rex A Licklider                     Vice Chairman of the Board                    April 25, 1997
-------------------------------
Rex A. Licklider

/s/ Andrew L. Turner                    Director                                      April 25, 1997
-------------------------------
Andrew L. Turner

/s/ Dennison Veru                       Director                                      April 25, 1997
-------------------------------
Dennison Veru

                               INDEX TO EXHIBITS

                                                                                               Sequential
Exhibit          Description                                                                  Page Number
-------          -----------                                                                  -----------
5                Opinion of Kinsella, Boesch, Fujikawa & Towle LLP as to the
                 validity of the Common Stock being registered

23.1 Consent of Kinsella, Boesch, Fujikawa & Towle LLP (appears in their opinion filed as Exhibit 5)

23.2             Consent of Independent Certified Public Accountants

24.1             Power of Attorney (appears on Page 19)